Exhibit 99.1

DILA CAPITAL ACQUISITION CORP.
BALANCE SHEET

JUNE 17, 2021

		Pro Forma
	June 17, 2021	Adjustments	As Adjusted
		(unaudited)	(unaudited)
ASSETS
Current assets
Cash	$1,057,989	$—	$1,057,989
Prepaid and other current assets	26,900	—	26,900
Total current assets	1,084,889	—	1,084,889

Cash held in trust account	55,000,000	3,299,805	58,299,805
Total Assets	$56,084,889	$3,299,805	$59,384,694

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Accrued expenses	$488	$—	$488
Accrued offering costs	54,450	—	54,450
Promissory note – related party	17,889	—	17,889
Total Current Liabilities	72,827	—	72,827

Commitments

Common stock subject to possible redemption, 5,101,206 and 5,431,186 shares at redemption value, respectively	51,012,060	3,299,800	54,311,860

Stockholders’ Equity
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; none issued and outstanding	—	—	—
Class A common stock, $0.0001 par value; 200,000,000 shares authorized; 682,544 and 690,794 shares issued and outstanding, respectively (excluding 5,101,206 and 5,431,186 shares subject to possible redemption, respectively)	68	1	69
Class B common stock, $0.0001 par value; 20,000,000 shares authorized; 1,581,250 shares issued and outstanding	158	—	158
Additional paid-in capital	5,000,950	4	5,000,954
Accumulated deficit	(1,174)	—	(1,174)
Total Stockholders’ Equity	5,000,002	—	5,000,007
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$56,084,889	$3,299,805	$59,384,694